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EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT



NAME                                                          STATE OF INCORPORATION
----                                                          ----------------------

ShopKo Properties, Inc.                                                Minnesota

Penn-Daniels, Incorporated                                             Delaware

ShopKo Pharmacies, Inc.                                                Michigan

SVS Trucking, Inc.                                                     Minnesota

ShopKo Ventures - Duluth, Inc.                                         Minnesota

ProVantage Holdings, Inc.                                              Delaware

ProVantage Health Services, Inc.                                       Delaware

PVHS, Inc.                                                             Delaware

ProVantage Prescription Management Services L.L.C.                     Wisconsin

Bravell, Inc.                                                          Wisconsin

ProVantage Mail Services, Inc.                                         Minnesota

ProVantage Vision Management                                           Minnesota
Services, Inc.

PharMark Corporation                                                   Delaware

Euro PharMark Ltd.                                                     United Kingdom

ProVMed, LLC                                                           Wisconsin




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